As filed with the Securities and Exchange Commission on January 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Netcapital Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah	87-0409951
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1 Lincoln Street
Boston, MA 02111

(Address of Principal Executive Offices, Including Zip Code)

2023 Omnibus Equity Incentive Plan

(Full Title of the Plans)

Coreen Kraysler

Chief Financial Officer

Netcapital Inc.

1 Lincoln Street
Boston, MA 02111

(781) 925-1700

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Richard A. Friedman, Esq.
Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Telephone: (212) 653-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act..

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to the 2023 Omnibus Equity Incentive Plan, as amended (the “Plan”) of Netcapital Inc. (the “Company”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Plan has previously been filed and is effective and consists only of those items required by General Instruction E to Form S-8. Accordingly, this Registration Statement incorporates by reference the contents of the (i) Registration Statement on Form S-8, File No.333-271120, filed with the Securities and Exchange Commission on April 4, 2023; (ii) Registration Statement on Form S-8, File No.333-279193, filed with the Securities and Exchange Commission on May 8, 2024 and (iii) Registration Statement on Form S-8, File No.333-292015, filed with the Securities and Exchange Commission on December 9, 2025, by the Company, relating to the Plan (the “Prior Registration Statements”), except for Items 3 and 8, which are being updated by this Registration Statement.

This Registration Statement is being filed for the purpose of registering an additional 576,201 shares of common stock, par value $0.001 per share (“Common Stock”) that were reserved for issuance under the Plan. In addition, the Plan provides that shares issued under the Plan that are forfeit or expire are available for future grants of awards under the Plan and an additional 23,799 shares of Common Stock are being registered hereunder for that purpose as well as additional shares of Common Stock reserved under, for an aggregate of 600,000 shares of Common Stock being registered hereunder.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the year ended April 30, 2025, filed with the SEC on August 12, 2025;

●	The Company’s Quarterly Report on Form 10-Q for the period ended (i) July 31, 2025, filed with the SEC on September 22, 2025 and (ii) October 31, 2025, filed with the SEC on December 15, 2025;

●	the Company’s Current Reports on Form 8-K filed with the SEC on May 28, 2024, May 29, 2024, July 24, 2024; August 2, 2024; August 19, 2024; August 23, 2024; September 26, 2024; November 27. 2024; December 12, 2024; January 15, 2025; March 10, 2025; March 17, 2025; March 28, 2025; March 31, 2025; May 5, 2025; June 12, 2025; June 23, 2025 and June 30, 2025; July 7, 2025; July 17, 2025 September 12, 2025; December 9, 2025; and January 8, 2026 and

●	The description of the Company’s common stock, par value $0.001 per share, contained in Exhibit 4.17 to the Company’s Annual Report on Form 10-K for the year ended April 30, 2025 filed with the SEC on August 12, 2025, including any amendment or report filed for the purpose of updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Netcapital Inc. 2023 Omnibus Equity Incentive Plan, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K on January 5, 2023 and incorporated herein by reference.
5.1*	Opinion of Holland & Hart LLP
23.1*	Consent of Fruci & Associates II, PLLC.
23.2*	Consent of Holland & Hart LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on January 20, 2026.

NETCAPITAL INC.

By:	/s/ Rich Wheeless
Name	Rich Wheeless
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Rich Wheeless and Coreen Kraysler, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rich Wheeless	Chief Executive Officer	January 20, 2026
(Principal Executive Officer)

/s/ Coreen Kraysler	Chief Financial Officer	January 20, 2026
Coreen Kraysler	(Principal Financial and Accounting Officer)

/s/ Cecilia Lenk	Director	January 20, 2026
Cecilia Lenk

/s/ Steven Geary	Director	January 20, 2026
Steven Geary

/s/ Avi Liss	Director	January 20, 2026
Avi Liss

/s/ Arnold Scott	Director	January 20, 2026
Arnold Scott

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